Exhibit 10.1

SECOND AMENDMENT TO SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”), dated as of July 14, 2010, is by and among (i) HECLA ALASKA LLC, a Delaware limited liability company, HECLA GREENS CREEK MINING COMPANY, a Delaware corporation and HECLA JUNEAU MINING COMPANY, a Delaware corporation (collectively, the “Borrowers”), (ii) each of the other obligors identified as “Other Obligors” on the signature pages hereto and (iii) each of the banks and other financial institutions identified as “Lenders” on the signature pages hereto (the “Lenders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Second Amended and Restated Credit Agreement, dated as of October 14, 2009, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of March 12, 2010 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Second Amendment and as the same may be further amended, supplemented, amended or restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Obligors party thereto, the Lenders party thereto, and The Bank of Nova Scotia, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), the Lenders have made commitments to extend certain credit facilities to the Borrowers; and

WHEREAS, the Borrowers have requested that the Lenders agree to amend certain provisions of the Existing Credit Agreement as more specifically set forth herein, in each case upon the terms and conditions contained in this Second Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein contained, the parties hereby agree as follows:

PART I
DEFINITIONS

SUBPART 1.1    Certain Definitions.  Unless otherwise defined herein or the context otherwise requires, the following terms used in this Second Amendment, including its preamble and recitals, have the following meanings:

“Administrative Agent” is defined in the recitals.

“Borrowers” is defined in the preamble.

“Credit Agreement” is defined in the recitals.

“Existing Credit Agreement” is defined in the recitals.

“Lenders” is defined in the preamble.

“Second Amendment” is defined in the preamble.

“Second Amendment Effective Date” is defined in Subpart 4.1.

SUBPART 1.2    Other Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Second Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.

PART II
AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II.  Except as so amended, the Existing Credit Agreement and the other Loan Documents shall continue in full force and effect.

SUBPART 2.1    Amendments to Section 1.1.  Section 1.1 of the Existing Credit Agreement is hereby amended as follows:

(a)       by amending and restating the definition of “Hecla Mine Plan” to read as follows:

“Hecla Mine Plan” means, with respect to all operating mines controlled by the Parent (including any of its Subsidiaries), a life of mine plan prepared by the Parent setting forth on a consolidated basis and separately with respect to each mine, inter alia, annual operating, capital and exploration budgets; proposed construction, development, operation and closing of such mines and any rehabilitation or reclamation work related thereto; exploitation, treatment, production, marketing and sale of all metals recovered from such mines; and all administrative, technical, financial and commercial activities related thereto, which life of mine plan shall be in the form of an interactive electronic model and otherwise in form and substance reasonably satisfactory to the Administrative Agent.  The Hecla Mine Plan shall be updated annually and delivered to the Administrative Agent, in each case in accordance with clause (l) of Section 7.1.1.

(b)       by amending and restating the definition of “Excess Cash Flow” to read as follows:

“Excess Cash Flow” means, for any Fiscal Quarter, the excess (if any), of

(x)  EBITDA for such Fiscal Quarter;

minus

(y) the sum (for such Fiscal Quarter) of (A) Interest Expense actually paid in cash by the Parent and Subsidiaries, plus (B) the aggregate principal amount of all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money, but excluding (x) any such payments to the extent financed through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.2.2 or financed through the issuance of Capital Securities otherwise permitted under this Agreement and (y) Indebtedness that has been paid but may be reborrowed on a revolving credit basis plus (C) all income Taxes actually paid in cash by the Parent and Subsidiaries plus (D) Capital Expenditures paid in cash (excluding, however, Capital Expenditures financed with the proceeds of Indebtedness (other than the Obligations), equity issuances, casualty proceeds or other proceeds which are not included in EBITDA) plus (E) reclamation expenses actually paid in cash by the Parent and its Subsidiaries (excluding, however, reclamation expenses financed with the proceeds of insurance).

(c)       by amending and restating the definition of “Funds Available for Specified Investments” to read as follows:

“Funds Available for Specified Investments” means, for any date of determination, the result of

(a)       the sum of (x) the aggregate of the Excess Cash Flow for each Fiscal Quarter ended prior to such date of determination but after January 1, 2010 plus (y) $104,678,000 (such sum is referred to as “Accumulated Excess Cash Flow”);

minus

(b)       the amount of Accumulated Excess Cash Flow applied to Specified Investments on or after January 1, 2010;

minus

(c)       the amount of Accumulated Excess Cash Flow applied to Restricted Payments (other than Restricted Payments under Section 7.2.6(h)) on or after January 1, 2010;

plus

(d)       (i) the aggregate amount of Net Equity/Debt Proceeds to be applied to fund Specified Investments and not otherwise applied and (ii) any Commitments available under this Agreement plus

(e)       the aggregate amount of Net Casualty Proceeds not used to prepay the Loans pursuant to Section 3.1.1(c) and not otherwise applied.

(d)       by amending and restating the definition of “Funds Available for Restricted Payments” to read as follows:

“Funds Available for Restricted Payments” means, for any date of determination, the result of

(a)       Accumulated Excess Cash Flow;

minus

(b)       the amount of Accumulated Excess Cash Flow applied to Specified Investments on or after January 1, 2010;

minus

(c)       the amount of Accumulated Excess Cash Flow applied to Restricted Payments on or after January 1, 2010 (other than Restricted Payments under Section 7.2.6(h));

plus

(d)       the aggregate amount of Net Equity/Debt Proceeds to be applied to fund Restricted Payments and not otherwise applied.

(e)       by inserting the following defined terms in the appropriate alphabetical sequence:

“Second Amendment” means the Second Amendment to Credit Agreement, dated as of July 14, 2010, among the Borrowers and the Lenders party thereto.

“Second Amendment Effective Date” has the meaning set forth in the Second Amendment.

SUBPART 2.2    Amendment to Section 7.1.1.  Section 7.1.1 of the Existing Credit Agreement is hereby amended by amending and restating clause (c) in its entirety as follows:

          (c)       concurrently with the delivery of the financial information pursuant to clauses (a) and (b), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Parent, (i) showing compliance with the financial covenants set forth in Section 7.2.4, (ii) stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Parent or an Obligor has taken or proposes to take with respect thereto), (iii) designating one or more of the Parent’s Subsidiaries as Material Subsidiaries if, in the absence of such designation, the aggregate assets or revenues of all Immaterial Subsidiaries of the Parent would exceed the aggregate amounts set forth in clauses (iii) and (iv) of the first proviso to the definition of “Immaterial Subsidiary”, (iv) certifying that the Subsidiaries of the Parent previously designated as Immaterial Subsidiaries remain Immaterial Subsidiaries as of the date thereof and (v) in the case of a Compliance Certificate delivered concurrently with the financial information pursuant to clauses (a) and (b), the amount of Excess Cash Flow for such Fiscal Quarter (together with a detailed calculation thereof);

PART III

AFFIRMATION AND CONSENT

SUBPART 3.1    Affirmation and Consent.  Each of the Obligors confirms that it has received a copy of this Second Amendment and restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party, effective as of the date hereof, after giving effect to this Second Amendment.

PART IV
CONDITIONS TO EFFECTIVENESS

SUBPART 4.1    Amendment Effective Date.  This Second Amendment shall be and become effective as of the date hereof (the “Second Amendment Effective Date”) when all of the conditions set forth in this Part IV shall have been satisfied.

SUBPART 4.2    Execution of Counterparts of Second Amendment.  The Administrative Agent shall have received counterparts satisfactory to the Administrative Agent of this Second Amendment, which collectively shall have been duly executed on behalf of each Borrower, each of the other Obligors and each Lender.

SUBPART 4.3    Representations and Warranties.  The representations and warranties contained in Subpart 5.4 shall be true and correct in all material respects on and as of the Second Amendment Effective Date.

PART V
MISCELLANEOUS

SUBPART 5.1    Cross-References.  References in this Second Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Second Amendment.

SUBPART 5.2    Instrument Pursuant to Existing Credit Agreement.  This Second Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 5.3    References in Other Loan Documents.  At such time as this Second Amendment shall become effective pursuant to the terms of Part IV, all references in the Loan Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Second Amendment.

SUBPART 5.4    Representations and Warranties of the Obligors.  Each Obligor hereby represents and warrants that (a) it has the requisite power and authority to execute, deliver and perform this Second Amendment, (b) it is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this Second Amendment, (c) the representations and warranties contained in Article VI of the Credit Agreement and applicable to such Obligor are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) and after giving effect to the amendments contained herein and (d) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof after giving effect to the amendments contained herein.

SUBPART 5.5    Counterparts.  This Second Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of executed counterparts of this Second Amendment by telecopy or other electronic transmission shall be effective as an original and shall constitute a representation that an original will be delivered.

SUBPART 5.6    Full Force and Effect; Limited Amendment.  Except as expressly amended or waived hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.  The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

SUBPART 5.7    Limited Waiver.  The Lenders hereby waive any and all Events of Default that have occurred and are continuing because of any breach of Section 7.2.6(c) between January 1, 2010 until the Second Amendment Effective Date, but only to the extent that no such breach would have occurred if the amendments set forth in clauses (b), (c) and (d) of Subpart 2.1 were effective during such period.

SUBPART 5.8    Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SUBPART 5.9    Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

BORROWERS	HECLA ALASKA LLC,
a Delaware limited liability company

	By:	Hecla Limited,
its Managing Member

	By:	/s/ James A. Sabala
Name: James A. Sabala
Title: Manager

HECLA GREENS CREEK MINING
COMPANY, a Delaware corporation

	By:	/s/ James A. Sabala
Name: James A. Sabala
Title: Vice President & Treasurer

HECLA JUNEAU MINING COMPANY,
a Delaware corporation

	By:	/s/ James A. Sabala
Name: James A. Sabala
Title: Vice President & Treasurer

OTHER OBLIGORS:	HECLA MINING COMPANY,
a Delaware corporation

	By:	/s/ James A. Sabala
Name: James A. Sabala
Title: Senior Vice President & CFO

BURKE TRADING INC.,
a Delaware corporation

	By:	/s/ James A. Sabala
Name: James A. Sabala
Title: Vice President & Treasurer

HECLA ADMIRALTY COMPANY,
a Delaware corporation

	By:	/s/ James A. Sabala
Name: James A. Sabala
Title: Vice President & Treasurer

HECLA LIMITED,
a Delaware corporation

By:	/s/ James A. Sabala
Name: James A. Sabala
Title: Vice President & Treasurer

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Ray Clarke
Name: Ray Clarke
Title: Managing Director

By:	/s/ Elizabeth Daponte
Name: Elizabeth Daponte
Title: Associate Director

ING CAPITAL LLC, as a Lender

By:	/s/ Remko van de Water
Name: Remko van de Water
Title: Director